Exhibit 23.4

CONSENT OF INDEPENDENT PETROLEUM RESERVE EXPERTS

As independent petroleum engineers, we hereby consent to the references to our firm, in the context in which they appear, and to the references to, and the inclusion or incorporation by reference of, in this Amendment No. 2 to the Registration Statement (No. 333-276998) on Form S-1 of Prairie Operating Co. (the “Company”), including any amendments thereto (the “Registration Statement”) of (i) our reserve report dated March 15, 2024, with respect to the estimates of reserves and future net revenues of certain assets of the Company (referred to in the Registration Statement as the “Initial Genesis Assets”), as of December 31, 2023 (referred to in the Registration Statement as the “December Prairie Report”), (ii) our reserve report dated January 4, 2024, with respect to the estimates of reserves and future net revenues of Nickel Road Operating LLC, as of December 31, 2023 (referred to in the Registration Statement as the “December NRO Report”), (iii) our reserve report dated March 15, 2024, with respect to the estimates of reserves and future net reserves of the Initial Genesis Assets, as of January 31, 2024 (referred to in the Registration Statement as the “January Prairie Report”), (iv) our reserve report dated March 15, 2024, with respect to the estimates of reserves and future net reserves of Nickel Road Operating LLC (referred to in the Registration Statement as the “Central Weld Assets”), as of January 31, 2024 (referred to in the Registration Statement as the “January Central Weld Report”), and (v) our reserve report dated March 15, 2024, with respect to the estimates of reserves and future net reserves of certain assets acquired by the Company (referred to in the Registration Statement as the “Genesis Bolt-on Assets”), as of February 1, 2024 (referred to in the Registration Statement as the “January Bolt-on Report”). We also hereby consent to the references to our firm contained in the Registration Statement, including under the caption “Experts” in the Prospectus.

/s/ Cawley, Gillespie & Associates, Inc.

Fort Worth, Texas

April 8, 2024